Exhibit 99.1

Solazyme Reports Fourth Quarter and Fiscal Year 2011 Results

• Continues Commercial Momentum for Algenist® and Solazyme Roquette Nutritionals

• Commences Operations at Peoria Plant and Solazyme Roquette Nutritionals Commences Operations at Phase 1 Facility

• Delivers 100 percent of Commitment for Algal Oil for the Navy Green Strike Program Ahead of Schedule

South San Francisco, CA – Feb. 21, 2012 – Solazyme, Inc. (NASDAQ: SZYM), a renewable oil and bioproducts company, announced today financial results for the fourth quarter and fiscal year ended December 31, 2011 and recent key corporate highlights.

“In 2011, Solazyme made significant progress toward commercializing our valuable technology platform, including launching our Algenist skin care line and our Solazyme Roquette Nutritionals business,” said Jonathan Wolfson, CEO, Solazyme. “Recently, we commenced operations at our manufacturing plant in Peoria, Illinois and Solazyme Roquette Nutritionals commenced operations at its Phase 1 facility in France. Over the past year, we delivered on all of our partner commitments, signed MOUs and JDAs to meet the majority of our long term feedstock needs, and progressed on important partnerships. We believe we’ve set the stage for commercial expansion in 2012 and 2013.”

“Our unique technology platform is capable of rapidly prototyping new triglyceride oils that we expect will allow our customers to develop new and improved products and change the industrial playing field,” added Mr. Wolfson.

Financial Results

Total revenue for the fourth quarter ended December 31, 2011 was $14.9 million compared with $23.2 million in the fourth quarter of 2010. The fourth quarter of 2010 included a $15 million license payment from Roquette, compared with a $5 million license payment received in the comparable quarter in 2011. Fourth quarter GAAP net loss attributable to Solazyme, Inc. common stockholders was $15.6 million, which compares with net income attributable to common stockholders of $2.9 million in the prior year period. On a non-GAAP basis, the net loss attributable to Solazyme, Inc. common stockholders was $12.2 million for the fourth quarter of 2011, compared with net income attributable to common stockholders of $5.9 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

Total revenue for the fiscal year ended December 31, 2011 was $39.0 million compared with $38.0 million in the prior year. Fiscal year 2011 GAAP net loss attributable to Solazyme, Inc. common stockholders was $54.0 million, compared with $16.4 million in the prior year. On a non-GAAP basis, the net loss attributable to Solazyme, Inc. common stockholders was $39.4 million for 2011, compared with $11.8 million in 2010.

“Our primary focus throughout 2012 will be on ramping our commercial capacity,” said Tyler Painter, CFO, Solazyme. “With approximately $244 million in cash, cash equivalents and marketable securities at year end, we believe we are well positioned to execute our plans and remain on track to achieve our commercialization targets.”

Recent Business Highlights

•

Maersk tests SoladieselRD® during 6,500 nautical mile commercial voyage. The test, which substituted Solazyme’s renewable fuel for diesel, took place aboard the 300-meter Maersk Kalmar container vessel traveling from Northern Europe to India over a one-month period, burning about 33,000 liters of Solazyme’s renewable advanced biofuel, SoladieselRD®.

•

Expanded Algenist skincare collection by launching Firming & Lifting Line. The Algenist Firming & Lifting line was launched in over 1,100 retail locations worldwide including over 300 Sephora US and Canada stores, 580 Sephora EMEA stores and 308 Sephora inside jcpenney stores.

•

Partnered with Dynamic Fuels to supply the U.S. Navy with the single largest purchase of advanced biofuel in government history. Dynamic Fuels was awarded a contract to supply the U.S. Navy with approximately 1.7 million liters of renewable fuels and is partnering with Solazyme to help fulfill the contract. The fuel will be used as part of the Navy’s efforts to develop a “Green Strike Group” composed of vessels and ships powered by advanced biofuels. Solazyme delivered 100 percent of its commitment of Algal Oil to Dynamic Fuels ahead of schedule in February 2012.

2011 Highlights

•	Solazyme successfully developed multiple tailored oils customized for specific market areas.

•	Solazyme signed MOUs and JDAs that, coupled with the Bunge Joint Venture Framework Agreement, cover approximately 90% of its feedstock needs to reach its 2015 manufacturing targets.

•	Solazyme successfully demonstrated its fuels in a commercial airline flight, Genentech’s bus fleet, cars, helicopters, a commercial cargo ship and a wide variety of naval vessels.

•	Solazyme delivered over 407,000 liters of finished in-spec fuel to the U.S. Navy and is currently working on two additional active programs to deliver fuel to the U.S. Navy.

•	Solazyme Roquette Nutritionals introduced its first wave of products, completed the Phase I facility in France and is building out the Phase II facility.

•

Solazyme entered into a Joint Development Agreement funded by Bunge Limited, and signed a Joint Venture Framework Agreement with Bunge that sets forth the key terms for the anticipated JV to build a 100,000 MT renewable oils plant in Brazil.

•	Solazyme signed a new agreement expanding its Unilever partnership into tailored food oils, including a non-binding multi-year offtake agreement.

•	Solazyme signed a Joint Development Agreement and non-binding, multi-year offtake agreement with Dow.

•	Solazyme signed a non-binding, multi-year offtake agreement with United Airlines.

•	Solazyme launched its commercial skin care brand, Algenist, in March and currently has distribution in over 1,100 stores with leading partners such as Sephora, QVC and Space NK.

•	Solazyme purchased a fermentation facility in Peoria, Illinois in May, is converting it into a commercial and development facility, and successfully began operations in less than six months.

•

Solazyme significantly bolstered its financials, raising approximately $216 million in gross proceeds from its initial public offering and ended the year with approximately $244 million in cash, cash equivalents and marketable securities.

Conference Call

Solazyme will hold a conference call for investors on Feb. 21, 2012 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973-409-9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404-537-3406; access code 48899250 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. is a renewable oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s renewable products can replace or enhance oils derived from the world’s three existing sources — petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into three target markets: (1) chemicals and fuels, (2) nutrition and (3) skin and personal care. For more information, please visit our website: http://www.solazyme.com

Solazyme®, the Solazyme logo and other trademarks or service names are the trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP net loss and non-GAAP net loss per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of GAAP to Non-GAAP Net-Loss Per Share” included in the tables to this press release.

These non-GAAP measures are provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme’s prospects for the future. Specifically, Solazyme believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special one-time expenses such as non-cash losses due to warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measures in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash one-time charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: the commercialization plans and commercialization timetable for its tailored oils and applications thereof; product revenue growth in 2012; the future market demand for its tailored oils; the timetable of its manufacturing scale-up and the volume of oils that may be produced from such scale-up; the ability of its feedstock agreements to support its tailored oil production capacity requirements; the ability of its customers to develop new products using its oils; the timetable for commercial expansion; its entry into new markets and partnerships; its ability to execute on its plans and achieve commercialization targets; and the timetable for completion of the production plant in Brazil; the timetable for production at the Phase 1 facility. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing and operating commercial manufacturing facilities; delays related to construction, facilitization or start-up of production facilities; its access to adequate supply of feedstock on favorable terms; its ability to enter into and maintain strategic collaborations; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

Contacts

Solazyme, Inc.

Corporate Communications:

Genet Garamendi

press@solazyme.com

Or

The Blueshirt Group

Chris Danne, Maria Riley

415-217-7722

chris@theblueshirtgroup.com

maria@theblueshirtgroup.com

SOLAZYME, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and twelve months ended December 31, 2011 and 2010

In thousands, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenues
Research and development programs	$8,251	$8,170	$26,793	$22,970
Product revenue	1,638	—	7,173	—
License fees	5,000	15,000	5,000	15,000

Total revenues	14,889	23,170	38,966	37,970

Operating expenses (1)
Cost of product revenue	828	—	2,420	—
Research and development	16,921	12,386	45,613	34,227
Sales, general and administrative	12,835	6,007	41,426	17,422

Total operating expenses	30,584	18,393	89,459	51,649

Income (loss) from operations	(15,695)	4,777	(50,493)	(13,679)

Other income (expense)
Net interest and other income	114	142	229	37
Loss from change in fair value of warrant liability	—	(2,000)	(3,637)	(2,638)

Total other income (expense)	114	(1,858)	(3,408)	(2,601)

Net income (loss)	(15,581)	2,919	(53,901)	(16,280)
Accretion on redeemable convertible preferred stock	—	(37)	(60)	(140)

Net income (loss) attributable to Solazyme, Inc. common stockholders	$(15,581)	$2,882	$(53,961)	$(16,420)

Earnings (loss) per share attributable to Solazyme, Inc. common stockholders:
Basic	$(0.26)	$0.24	$(1.35)	$(1.42)
Diluted	$(0.26)	$0.06	$(1.35)	$(1.42)
Shares used in computing earnings (loss) per share:
Basic	59,703	11,895	39,934	11,540
Diluted	59,703	49,126	39,934	11,540

Reconciliation of GAAP to non-GAAP basic net earnings (loss) per share:

In thousands, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net income (loss) attributable to Solazyme, Inc. common stockholders	$(15,581)	$2,882	$(53,961)	$(16,420)
Loss from change in fair value of warrant liability	—	2,000	3,637	2,638

(1) Operating expenses include stock-based compensation expense as follows:
Research and development	846	227	2,413	509
Sales, general and administrative	2,502	770	8,510	1,443

Total stock-based compensation expense	3,348	997	10,923	1,952

Net income (loss) attributable to Solazyme, Inc. common stockholders (non-GAAP)	$(12,233)	$5,879	$(39,401)	$(11,830)

Basic earnings (loss) per share attributable to Solazyme, Inc. common stockholders (GAAP)	$(0.26)	$0.24	$(1.35)	$(1.42)
Loss from change in fair value of warrant liability	—	0.17	0.09	0.22
Stock-based compensation expense	0.06	0.08	0.27	0.17

Basic earnings (loss) per share attributable to Solazyme,Inc. common stockholders (non-GAAP)	$(0.20)	$0.49	$(0.99)	$(1.03)

Diluted earnings (loss) per share attributable to Solazyme,Inc. common stockholders (non-GAAP)	$(0.20)	$0.12	$(0.99)	$(1.03)

SOLAZYME, INC.

Consolidated Balance Sheets

In thousands

	December 31,	December 31,
	2011	2010
	(Unaudited)	(Unaudited)
Current assets
Cash and cash equivalents	$28,780	$32,497
Marketable securities	214,944	49,533
Accounts receivable	4,029	670
Unbilled revenue	3,889	3,467
Inventories	3,129	—
Prepaids and other current assets	4,122	1,816

Total current assets	258,893	87,983
Property, plant and equipment - net	25,985	5,693
Other assets	346	308

Total assets	$285,224	$93,984

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$11,525	$6,137
Accrued liabilities	9,288	4,320
Current portion of long-term debt	5,289	50
Deferred revenue	3,014	1,363
Preferred stock warrant liability	—	2,961
Other current liabilities	96	—

Total current liabilities	29,212	14,831
Other liabilities	491	728
Long-term debt	14,963	179

Total liabilities	44,666	15,738

Commitments and contingencies
Redeemable convertible preferred stock
Preferred stock - Series A	—	2,991
Preferred stock - Series B	—	8,645
Preferred stock - Series C	—	56,943
Preferred stock - Series D	—	59,734

Total redeemable convertible preferred stock	—	128,313
Stockholders’ equity (deficit)
Common stock	60	12
Additional paid-in capital	348,083	4,393
Notes receivable from stockholders	—	(1,597)
Accumulated other comprehensive loss	(789)	(40)
Accumulated deficit	(106,796)	(52,835)

Total stockholders’ equity (deficit)	240,558	(50,067)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$285,224	$93,984